Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Post-Effective Amendment No. 1 to Form S-3 of Peapack-Gladstone Financial Corporation of our report dated March 12, 2018 relating to the consolidated financial statements of Peapack-Gladstone Financial Corporation and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Peapack-Gladstone Financial Corporation for the year ended December 31, 2017, and to the reference to us under “Experts” in the prospectus.

                                         /s/ Crowe LLP

Livingston, New Jersey

January 30, 2019